Exhibit 99.1
Wynn Resorts, Limited Reports Second Quarter 2023 Results

LAS VEGAS, August 9, 2023 — Wynn Resorts, Limited (NASDAQ: WYNN) ("Wynn Resorts" or the "Company") today reported financial results for the second quarter ended June 30, 2023.

Operating revenues were $1.60 billion for the second quarter of 2023, an increase of $687.0 million from $908.8 million for the second quarter of 2022. Net income attributable to Wynn Resorts, Limited was $105.2 million for the second quarter of 2023, compared to net loss attributable to Wynn Resorts, Limited of $130.1 million for the second quarter of 2022. Diluted net income per share was $0.84 for the second quarter of 2023, compared to diluted net loss per share of $1.14 for the second quarter of 2022. Adjusted Property EBITDAR(1) was $524.5 million for the second quarter of 2023, compared to Adjusted Property EBITDAR of $179.2 million for the second quarter of 2022.

"Our second quarter results reflect continued strength in North America and Macau," said Craig Billings, CEO of Wynn Resorts, Limited. "In the U.S., Wynn Las Vegas and Encore Boston Harbor continue to perform well, generating a new second quarter record for Adjusted Property EBITDAR at our combined North American properties. In Macau, the post-COVID recovery accelerated during the quarter, with particular strength in our mass gaming, luxury retail and hotel businesses. On the development front, we were excited to begin construction on Wynn Al Marjan Island, which we believe will be a 'must see' tourism destination in the UAE."

Consolidated Results

Operating revenues were $1.60 billion for the second quarter of 2023, an increase of $687.0 million from $908.8 million for the second quarter of 2022. For the second quarter of 2023, operating revenues increased $409.7 million, $243.0 million, $17.0 million, $11.8 million, and $5.5 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, Encore Boston Harbor, and Wynn Interactive, respectively, from the second quarter of 2022.

Net income attributable to Wynn Resorts, Limited was $105.2 million for the second quarter of 2023, compared to net loss attributable to Wynn Resorts, Limited of $130.1 million for the second quarter of 2022. Diluted net income per share was $0.84 for the second quarter of 2023, compared to diluted net loss per share of $1.14 for the second quarter of 2022. Adjusted net income attributable to Wynn Resorts, Limited(2) was $103.3 million, or $0.91 per diluted share, for the second quarter of 2023, compared to adjusted net loss attributable to Wynn Resorts, Limited of $93.7 million, or $0.82 per diluted share, for the second quarter of 2022.

Adjusted Property EBITDAR was $524.5 million for the second quarter of 2023, an increase of $345.3 million compared to Adjusted Property EBITDAR of $179.2 million for the second quarter of 2022. For the second quarter of 2023, Adjusted Property EBITDAR increased $206.6 million, $130.0 million, $5.4 million, and $6.0 million at Wynn Palace, Wynn Macau, Encore Boston Harbor, and Wynn Interactive, respectively, and decreased $2.6 million at our Las Vegas Operations, from the second quarter of 2022.

Wynn Resorts, Limited also announced today that its Board of Directors has declared a cash dividend of $0.25 per share, payable on August 31, 2023 to stockholders of record as of August 21, 2023.

Property Results

Macau Operations
Wynn Palace
Operating revenues from Wynn Palace were $468.4 million for the second quarter of 2023, an increase of $409.7 million from $58.7 million for the second quarter of 2022. Adjusted Property EBITDAR from Wynn Palace was $156.6 million for the second quarter of 2023, compared to $(50.0) million for the second quarter of 2022. VIP table games win as a percentage of turnover was 4.24%, above the property's expected range of 3.1% to 3.4% and above the (1.94)% experienced in the second quarter of 2022. Table games win percentage in mass market operations was 20.3%, above the 19.7% experienced in the second quarter of 2022.

Wynn Macau
Operating revenues from Wynn Macau were $301.6 million for the second quarter of 2023, an increase of $243.0 million from $58.6 million for the second quarter of 2022. Adjusted Property EBITDAR from Wynn Macau was $89.6 million for the second quarter of 2023, compared to $(40.4) million for the second quarter of 2022. VIP table games win as a percentage of turnover was 4.16%, above the property's expected range of 3.1% to 3.4% and below the 4.79% experienced in the second quarter of 2022. Table games win percentage in mass market operations was 17.7%, above the 14.1% experienced in the second quarter of 2022.

Las Vegas Operations
Operating revenues from our Las Vegas Operations were $578.1 million for the second quarter of 2023, an increase of $17.0 million from $561.1 million for the second quarter of 2022. Adjusted Property EBITDAR from our Las Vegas Operations for the second quarter of 2023 was $224.1 million, compared to $226.7 million for the second quarter of 2022. Table games win percentage for the second quarter of 2023 was 22.9%, within the property's expected range of 22% to 26% and below the 24.6% experienced in the second quarter of 2022.

Encore Boston Harbor
Operating revenues from Encore Boston Harbor were $221.9 million for the second quarter of 2023, an increase of $11.8 million from $210.2 million for the second quarter of 2022. Adjusted Property EBITDAR from Encore Boston Harbor for the second quarter of 2023 was $69.1 million, compared to $63.7 million for the second quarter of 2022. Table games win percentage for the second quarter of 2023 was 22.3%, above the property's expected range of 18% to 22% and above the 21.9% experienced in the second quarter of 2022.

Balance Sheet

Our cash and cash equivalents as of June 30, 2023 totaled $3.65 billion, comprised of $1.62 billion held by Wynn Macau, Limited ("WML") and subsidiaries, $837.5 million held by Wynn Resorts Finance, LLC ("WRF") and subsidiaries excluding WML, and $1.20 billion held at Corporate and other. In addition, as of June 30, 2023, we had $144.5 million and $143.7 million in short-term investment securities held at WML and Corporate and other, respectively. As of June 30, 2023, the available borrowing capacity under the Wynn Resorts Finance Revolver was $737.0 million, and the WM Cayman II Revolver was fully drawn.

Total current and long-term debt outstanding at June 30, 2023 was $12.14 billion, comprised of $6.73 billion of Macau related debt, $2.65 billion of Wynn Las Vegas debt, $2.15 billion of WRF debt, and $613.8 million of debt held by the retail joint venture which we consolidate.

Conference Call and Other Information

The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on August 9, 2023 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com. On or before August 14, 2023, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended June 30, 2023 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, adverse macroeconomic conditions and their impact on levels of income and consumer discretionary spending, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, uncertainty surrounding the pace of recovery of tourism and travel in Asia following the COVID-19 pandemic, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as supplemented by the Company's other periodic reports filed with the Securities and Exchange Commission from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

(1) "Adjusted Property EBITDAR" is net income (loss) before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on debt financing transactions, and other non-operating income and expenses. Adjusted Property EBITDAR is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDAR as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDAR because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDAR calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDAR should not be considered as an alternative to operating income (loss) as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income (loss), Adjusted Property EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, triple-net operating lease rent expense related to Encore Boston Harbor, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDAR. Also, our calculation of Adjusted Property EBITDAR may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income (loss) attributable to Wynn Resorts, Limited" is net income (loss) attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other, change in derivatives fair value, loss on debt financing transactions, and foreign currency remeasurement and other, net of noncontrolling interests. Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income (loss) and income (loss) per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income (loss) attributable to Wynn Resorts, Limited to adjusted net income (loss) attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDAR, and (iii) net income (loss) attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating revenues:
Casino	$912,999	$359,585	$1,679,991	$849,447
Rooms	276,505	201,298	549,034	371,674
Food and beverage	257,036	229,816	489,647	403,836
Entertainment, retail and other	149,282	118,133	300,829	237,209
Total operating revenues	1,595,822	908,832	3,019,501	1,862,166
Operating expenses:
Casino	543,643	244,064	1,017,028	568,143
Rooms	73,783	65,070	146,485	123,785
Food and beverage	203,922	185,471	384,541	332,127
Entertainment, retail and other	85,999	74,985	178,481	163,889
General and administrative	257,321	200,378	517,093	397,158
Provision for credit losses	(6,640)	(3,487)	(7,184)	(3,145)
Pre-opening	1,477	4,502	5,955	6,949
Depreciation and amortization	169,962	162,968	338,774	347,524
Property charges and other	16,019	26,909	18,477	72,629
Total operating expenses	1,345,486	960,860	2,599,650	2,009,059
Operating income (loss)	250,336	(52,028)	419,851	(146,893)
Other income (expense):
Interest income	44,127	2,691	84,320	3,971
Interest expense, net of amounts capitalized	(190,243)	(154,830)	(377,983)	(306,988)
Change in derivatives fair value	24,336	1,562	47,382	8,962
Loss on debt financing transactions	(3,375)	—	(15,611)	—
Other	6,959	(10,099)	(23,655)	(25,226)
Other income (expense), net	(118,196)	(160,676)	(285,547)	(319,281)
Income (loss) before income taxes	132,140	(212,704)	134,304	(466,174)
Provision for income taxes	(4,305)	(718)	(5,323)	(1,858)
Net income (loss)	127,835	(213,422)	128,981	(468,032)
Less: net (income) loss attributable to noncontrolling interests	(22,651)	83,371	(11,465)	154,657
Net income (loss) attributable to Wynn Resorts, Limited	$105,184	$(130,051)	$117,516	$(313,375)
Basic and diluted net income (loss) per common share:
Net income (loss) attributable to Wynn Resorts, Limited:
Basic	$0.93	$(1.14)	$1.04	$(2.73)
Diluted	$0.84	$(1.14)	$0.84	$(2.73)
Weighted average common shares outstanding:
Basic	112,889	114,471	112,821	114,749
Diluted	113,198	114,471	113,143	114,749

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) attributable to Wynn Resorts, Limited	$105,184	$(130,051)	$117,516	$(313,375)
Pre-opening expenses	1,477	4,502	5,955	6,949
Property charges and other	16,019	26,909	18,477	72,629
Change in derivatives fair value	(24,336)	(1,562)	(47,382)	(8,962)
Loss on debt financing transactions	3,375	—	15,611	—
Foreign currency remeasurement and other	(6,959)	10,099	23,655	25,226
Income tax impact on adjustments	1,502	(8)	10	(8)
Noncontrolling interests impact on adjustments	7,078	(3,618)	2,830	(15,807)
Adjusted net income (loss) attributable to Wynn Resorts, Limited	$103,340	$(93,729)	$136,672	$(233,348)
Adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share	$0.91	$(0.82)	$1.21	$(2.03)

Weighted average common shares outstanding - diluted	113,198	114,471	113,143	114,749

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended June 30, 2023
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$80,275	$47,267	$(5,855)	$121,687	$123,270	$(11,003)	$(25,670)	$42,052	$250,336
Pre-opening expenses	—	—	—	—	—	336	1,141	—	1,477
Depreciation and amortization	53,908	20,527	380	74,815	57,521	30,198	5,123	2,305	169,962
Property charges and other	1,534	6,603	12	8,149	6,938	804	128	—	16,019
Management and license fees	15,074	9,487	—	24,561	27,441	10,746	—	(62,748)	—
Corporate expenses and other	2,885	2,894	4,428	10,207	7,330	1,949	1,598	11,664	32,748
Stock-based compensation	2,931	2,812	1,035	6,778	1,621	443	2,716	6,727	18,285
Triple-net operating lease rent expense	—	—	—	—	—	35,631	—	—	35,631
Adjusted Property EBITDAR	$156,607	$89,590	$—	$246,197	$224,121	$69,104	$(14,964)	$—	$524,458

	Three Months Ended June 30, 2022
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$(107,742)	$(73,479)	$(4,103)	$(185,324)	$142,826	$13,760	$(57,321)	$34,031	$(52,028)
Pre-opening expenses	—	—	—	—	3,547	—	955	—	4,502
Depreciation and amortization	51,606	19,556	971	72,133	45,750	37,432	5,373	2,280	162,968
Property charges and other	313	6,478	4	6,795	955	19	26,395	(7,255)	26,909
Management and license fees	2,258	2,272	—	4,530	26,349	10,164	—	(41,043)	—
Corporate expenses and other	1,587	1,612	2,547	5,746	5,576	1,941	2,426	6,524	22,213
Stock-based compensation	2,028	3,171	581	5,780	1,703	430	1,219	5,463	14,595
Adjusted Property EBITDAR	$(49,950)	$(40,390)	$—	$(90,340)	$226,706	$63,746	$(20,953)	$—	$179,159

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Six Months Ended June 30, 2023
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$120,143	$59,516	$(10,838)	$168,821	$261,772	$(25,952)	$(59,070)	$74,280	$419,851
Pre-opening expenses	—	—	—	—	81	1,247	4,730	(103)	5,955
Depreciation and amortization	108,075	41,177	760	150,012	114,202	60,132	9,839	4,589	338,774
Property charges and other	3,829	7,078	13	10,920	7,151	222	184	—	18,477
Management and license fees	26,904	16,762	—	43,666	55,253	21,249	—	(120,168)	—
Corporate expenses and other	5,111	5,219	8,052	18,382	13,886	3,813	2,980	28,177	67,238
Stock-based compensation	3,603	4,583	2,013	10,199	3,373	893	5,305	13,225	32,995
Triple-net operating lease rent expense	—	—	—	—	—	70,914	—	—	70,914
Adjusted Property EBITDAR	$267,665	$134,335	$—	$402,000	$455,718	$132,518	$(36,032)	$—	$954,204

	Six Months Ended June 30, 2022
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$(167,243)	$(108,295)	$(8,050)	$(283,588)	$225,756	$15,949	$(162,356)	$57,346	$(146,893)
Pre-opening expenses	—	—	—	—	4,944	—	2,005	—	6,949
Depreciation and amortization	102,068	39,578	1,948	143,594	91,352	78,421	29,621	4,536	347,524
Property charges and other	451	7,947	5	8,403	2,277	640	68,356	(7,047)	72,629
Management and license fees	7,443	6,596	—	14,039	47,376	19,502	—	(80,917)	—
Corporate expenses and other	3,130	3,290	4,965	11,385	10,990	3,646	4,853	17,162	48,036
Stock-based compensation	3,337	5,812	1,132	10,281	3,389	838	5,067	8,920	28,495
Adjusted Property EBITDAR	$(50,814)	$(45,072)	$—	$(95,886)	$386,084	$118,996	$(52,454)	$—	$356,740

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) attributable to Wynn Resorts, Limited	$105,184	$(130,051)	$117,516	$(313,375)
Net income (loss) attributable to noncontrolling interests	22,651	(83,371)	11,465	(154,657)
Pre-opening expenses	1,477	4,502	5,955	6,949
Depreciation and amortization	169,962	162,968	338,774	347,524
Property charges and other	16,019	26,909	18,477	72,629
Triple-net operating lease rent expense	35,631	—	70,914	—
Corporate expenses and other	32,748	22,213	67,238	48,036
Stock-based compensation	18,285	14,595	32,995	28,495
Interest income	(44,127)	(2,691)	(84,320)	(3,971)
Interest expense, net of amounts capitalized	190,243	154,830	377,983	306,988
Change in derivatives fair value	(24,336)	(1,562)	(47,382)	(8,962)
Loss on debt financing transactions	3,375	—	15,611	—
Other	(6,959)	10,099	23,655	25,226
Provision for income taxes	4,305	718	5,323	1,858
Adjusted Property EBITDAR	$524,458	$179,159	$954,204	$356,740

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Percent Change	2023	2022	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$365,277	$27,194	1,243.2	$635,964	$141,607	349.1
Rooms	50,092	7,008	614.8	97,002	20,839	365.5
Food and beverage	25,260	6,857	268.4	48,813	18,300	166.7
Entertainment, retail and other	27,721	17,592	57.6	55,934	41,230	35.7
Total	$468,350	$58,651	698.5	$837,713	$221,976	277.4

Adjusted Property EBITDAR (6)	$156,607	$(49,950)	NM	$267,665	$(50,814)	NM

Casino Statistics:
VIP:
Average number of table games	57	46	23.9	54	56	(3.6)
VIP turnover	$3,042,338	$344,462	783.2	$5,335,696	$1,310,017	307.3
VIP table games win (loss) (1)	$129,030	$(6,671)	NM	$191,478	$13,082	1,363.7
VIP table games win (loss) as a % of turnover	4.24%	(1.94)%		3.59%	1.00%
Table games win (loss) per unit per day	$24,728	$(1,600)	NM	$19,697	$1,284	1,434.0
Mass market:
Average number of table games	240	231	3.9	239	232	3.0
Table drop (2)	$1,507,148	$210,549	615.8	$2,689,146	$742,408	262.2
Table games win (1)	$305,817	$41,581	635.5	$566,683	$152,755	271.0
Table games win %	20.3%	19.7%		21.1%	20.6%
Table games win per unit per day	$13,980	$1,977	607.1	$13,125	$3,630	261.6
Average number of slot machines	586	634	(7.6)	587	652	(10.0)
Slot machine handle	$579,626	$130,404	344.5	$1,126,224	$381,333	195.3
Slot machine win (3)	$27,583	$4,922	460.4	$53,008	$17,571	201.7
Slot machine win per unit per day	$517	$85	508.2	$499	$149	234.9
Room statistics:
Occupancy	96.5%	28.5%		92.2%	37.7%
ADR (4)	$318	$145	119.3	$319	$166	92.2
REVPAR (5)	$307	$41	648.8	$294	$63	366.7
NM: Not meaningful.
Note: The results of operations of Wynn Palace for the three and six months ended June 30, 2022 were negatively impacted by certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Percent Change	2023	2022	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$242,950	$39,959	508.0	$419,333	$142,389	194.5
Rooms	26,130	4,762	448.7	48,101	14,152	239.9
Food and beverage	14,666	5,231	180.4	28,968	13,617	112.7
Entertainment, retail and other	17,847	8,631	106.8	35,917	23,525	52.7
Total	$301,593	$58,583	414.8	$532,319	$193,683	174.8

Adjusted Property EBITDAR (6)	$89,590	$(40,390)	NM	$134,335	$(45,072)	NM

Casino Statistics:
VIP:
Average number of table games	48	40	20.0	50	37	35.1
VIP turnover	$1,390,272	$301,645	360.9	$2,534,496	$1,188,695	113.2
VIP table games win (1)	$57,828	$14,446	300.3	$88,579	$48,475	82.7
VIP table games win as a % of turnover	4.16%	4.79%		3.49%	4.08%
Table games win per unit per day	$13,257	$4,006	230.9	$9,808	$7,181	36.6
Mass market:
Average number of table games	209	246	(15.0)	213	247	(13.8)
Table drop (2)	$1,223,311	$216,154	465.9	$2,213,299	$685,292	223.0
Table games win (1)	$216,405	$30,582	607.6	$384,831	$112,842	241.0
Table games win %	17.7%	14.1%		17.4%	16.5%
Table games win per unit per day	$11,388	$1,365	734.3	$9,997	$2,521	296.5
Average number of slot machines	533	665	(19.8)	532	625	(14.9)
Slot machine handle	$519,807	$199,312	160.8	$989,576	$482,851	104.9
Slot machine win (3)	$15,452	$6,329	144.1	$31,749	$16,941	87.4
Slot machine win per unit per day	$319	$105	203.8	$330	$150	120.0
Poker rake	$5,376	$60	NM	$9,312	$60	NM
Room statistics:
Occupancy	96.8%	31.3%		93.9%	40.5%
ADR (4)	$269	$150	79.3	$256	$174	47.1
REVPAR (5)	$260	$47	453.2	$240	$70	242.9
NM: Not meaningful.
Note: The results of operations of Wynn Macau for the three and six months ended June 30, 2022 were negatively impacted by certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Percent Change	2023	2022	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$137,946	$135,345	1.9	$292,476	$259,616	12.7
Rooms	177,765	167,116	6.4	362,874	298,582	21.5
Food and beverage	195,146	196,627	(0.8)	367,629	332,656	10.5
Entertainment, retail and other	67,215	61,981	8.4	141,857	111,401	27.3
Total	$578,072	$561,069	3.0	$1,164,836	$1,002,255	16.2

Adjusted Property EBITDAR (6)	$224,121	$226,706	(1.1)	$455,718	$386,084	18.0

Casino Statistics:
Average number of table games	235	237	(0.8)	233	232	0.4
Table drop (2)	$559,701	$564,982	(0.9)	$1,160,447	$1,112,898	4.3
Table games win (1)	$128,012	$138,879	(7.8)	$274,022	$268,043	2.2
Table games win %	22.9%	24.6%		23.6%	24.1%
Table games win per unit per day	$5,997	$6,440	(6.9)	$6,490	$6,372	1.9
Average number of slot machines	1,651	1,712	(3.6)	1,660	1,720	(3.5)
Slot machine handle	$1,522,525	$1,326,178	14.8	$3,095,260	$2,504,162	23.6
Slot machine win (3)	$103,357	$89,844	15.0	$210,145	$170,675	23.1
Slot machine win per unit per day	$688	$577	19.2	$700	$548	27.7
Poker rake	$6,460	$5,021	28.7	$10,574	$8,882	19.0
Room statistics:
Occupancy	90.6%	90.5%		89.7%	83.8%
ADR (4)	$462	$460	0.4	$477	$448	6.5
REVPAR (5)	$418	$417	0.2	$428	$375	14.1

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Percent Change	2023	2022	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$166,826	$157,087	6.2	$332,218	$305,835	8.6
Rooms	22,518	22,412	0.5	41,057	38,101	7.8
Food and beverage	21,964	21,101	4.1	44,237	39,263	12.7
Entertainment, retail and other	10,624	9,554	11.2	20,726	17,751	16.8
Total	$221,932	$210,154	5.6	$438,238	$400,950	9.3

Adjusted Property EBITDAR (6)	$69,104	$63,746	8.4	$132,518	$118,996	11.4

Casino Statistics:
Average number of table games	190	184	3.3	194	184	5.4
Table drop (2)	$354,365	$366,222	(3.2)	$720,406	$712,417	1.1
Table games win (1)	$79,072	$80,263	(1.5)	$158,615	$157,054	1.0
Table games win %	22.3%	21.9%		22.0%	22.0%
Table games win per unit per day	$4,573	$4,794	(4.6)	$4,512	$4,716	(4.3)
Average number of slot machines	2,561	2,781	(7.9)	2,540	2,778	(8.6)
Slot machine handle	$1,300,237	$1,232,427	5.5	$2,596,664	$2,415,740	7.5
Slot machine win (3)	$106,726	$99,424	7.3	$210,799	$194,720	8.3
Slot machine win per unit per day	$458	$393	16.5	$459	$387	18.6
Poker rake	$5,211	$1,241	319.9	$10,893	$2,026	437.7
Room statistics:
Occupancy	92.7%	94.1%		91.4%	87.4%
ADR (4)	$400	$391	2.3	$372	$360	3.3
REVPAR (5)	$371	$368	0.8	$340	$315	7.9
(1) Table games win (loss) is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3) Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4) ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6) Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDAR and Net Income (Loss) Attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Price Karr
702-770-7555
investorrelations@wynnresorts.com